EXHIBIT 32

Section 906 Certification

CERTIFICATION

BY SAMUEL J. FURROW, JR. AND MARC B. CROSSMAN

AS CHIEF EXECUTIVE OFFICER (PRINCIPAL EXEUCTIVE OFFICER) AND PRESIDENT AND
CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER), RESPECTIVELY

In connection with this quarterly report on Form 10-Q which is being filed by Innovo Group Inc. for the period ended August 27, 2005, we, Samuel J. Furrow, Jr., Chief Executive Officer (Principal Executive Officer) of Innovo Group Inc., and Marc B. Crossman, President and Chief Financial Officer  (Principal Financial Officer) of Innovo Group Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.                                       the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Innovo Group Inc.

A signed original of this written statement required by Section 906 has been provided to Innovo Group Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

October 11, 2005

/s/ Samuel J. Furrow, Jr.
Samuel J. Furrow, Jr.
Chief Executive Officer
(Principal Executive Officer)

/s/ Marc B. Crossman
Marc B. Crossman
President and Chief Financial Officer
(Principal Financial Officer)